Exhibit 10.0
Form of Promissory Notes

                      CONVERTIBLE PROMISSORY NOTE AGREEMENT

March 15, 2006                                            Greenacres, Washington

SENIOR OPTICIAN SERVICE, INC. ("Undersigned") hereby promises to pay upon demand to the order of GREGORY M. WILSON at 18610 East 32nd Ave., Greenacres, WA 99016, the sums of Dollars set forth on the attached Schedule A, with interest at the rate of Twelve (12%) percent per annum, compounded monthly until paid. This Note Agreement will be automatically amended to include any additional Dollars advanced by the Holder to the Undersigned after the Note Agreement date.

Interest will be computed on the basis of a 365-day year or 366-day year as applicable and actual days lapsed. At any time prior to a Change in Control Event of the Undersigned, the Undersigned will have the privilege of prepaying the principal under this Note in whole or in part in U.S. Dollars, without penalty or premium at any time. A Change in Control Event means a change of a majority of the board of directors or capital stock issuances exceeding twenty (20%) percent of voting control in any rolling twelve (12) month period. All payments hereunder will be applied first to interest, then to principal, then to late charges. After a Change in Control Event, the indebtedness may only be repaid in the Undersigned's common stock as set forth below.

The funds must be repaid upon written demand in U.S. Dollars or the Undersigned's common stock, at the Holder's option. The Holder's common stock demand payment will be payable by Dollar conversion of the outstanding principal balance and accrued interest into stock as set forth below. This right of conversion only becomes effective upon a change in control event of SENIOR OPTICIAN SERVICE, INC. However, notwithstanding anything herein to the contrary, in no event will the Holder be permitted to convert this indebtedness for a number of shares greater than the number that would cause the aggregate beneficial ownership of the Company's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of the Holder and all persons affiliated with the Holder to equal 9.99% of the Company's Common Stock then outstanding. On the default or conversion demand, the Holder will have the right to convert the unpaid principal balance, accrued expense and any related default costs to SENIOR OPTICIAN SERVICE, INC. common stock as follows: At the option of the Holder the conversion price will be (a) Fifty (50%) discount of the last share price quoted on March 31, 2006 (March 31, 2006 price was $0.05 discounted 50% equals $0.025 Cents) per share, or (b) Fifty (50%) discount of the lowest closing bid price per share between March 31, 2006 and the default or conversion demand date, which ever price is lowest. The number of shares will be determined by dividing the price per share into the total outstanding indebtedness. As additional consideration, SENIOR OPTICIAN SERVICE, INC. grants the Holder common stock purchase warrants for 800,000 common shares as outlined in the Warrant Agreement. The conversion provisions of this Note Agreement will be subject to the same anti-dilution provisions contained in the Common Stock Warrant (Exhibit A) and such provisions are incorporated herein by reference.

Undersigned will pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Note. If the indebtedness is not paid on demand in the form requested by the Holder, the interest rate will increase from twelve (12%) percent to Twenty-four (24%) percent interest, the default rate and the conversion rate will be reduced to $0.001 per share. In the event an action is instituted to enforce or interpret any of the terms of this Note including but not limited to any action or participation by Undersigned in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party will be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Venue Spokane County, State of Washington.

Dated:  March 15, 2006                             SENIOR OPTICIAN SERVICE, INC.

                                                    /s/ Don Hill
                                                   -----------------------------
                                                   By: Don Hill
                                                   Title: President